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                                       28



                                                                   Exhibit 10.70

                           FOURTH AMENDMENT TO SECOND
                              AMENDED AND RESTATED
                          REINSURANCE POOLING AGREEMENT


THIS AGREEMENT made as of the 1st day of October, 1998 by and between Nationwide Mutual Insurance Company ("Nationwide"), successor to ALLIED Mutual Insurance Company ("Mutual"), AMCO Insurance Company ("AMCO"), ALLIED Property and Casualty Insurance Company ("APC"), Depositors Insurance Company ("DIC"), for and in consideration of their mutual promises and agreements herein and for their mutual benefits. Nationwide, AMCO, APC and DIC are referred to as "Affiliated Companies," Nationwide, AMCO, APC and DIC are hereinafter collectively referred to as "Participants."

                                   WITNESSETH:

WHEREAS, the Participants entered into a Second Amended and Restated Reinsurance Pooling Agreement on December 14, 1992, as amended February 18, 1993, February 10, 1995 and May 5, 1998 (the "Agreement");

WHEREAS, the Participants desire to amend the Agreement to reflect the merger of Nationwide and Mutual;

NOW, THEREFORE, in consideration of the foregoing premises and for the mutual covenants contained herein and other good and valuable consideration, the Participants agree as follows:

1.   The Agreement is amended by adding Section 1.17:

          "Section 1.17. The term "Merger Effective Date" shall mean the date of the Effective Time as that term is defined in the Agreement and Plan of Merger dated as of June 3, 1998, as amended on June 24, 1998 by and between Mutual and Nationwide."

2. Effective 12:00 a.m. on the Merger Effective Date, this Agreement is amended to provide that any and all references to "ALLIED Mutual Insurance Company" are hereby changed to "Nationwide Mutual Insurance Company."

3.   Section 2.1 of  the  Agreement  is amended by deleting  all of the words in
     Section 2.1 and replacing them with the following words:


          "This Agreement shall be terminated as of 12:01 a.m. on January 1, 1999."

4. Effective 12:00 a.m. on the Merger Effective Date, this Agreement is amended to provide that Exhibit B - Non-Pooled Insurance Business be deleted and replaced with the following:
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                                       29


                   "EXHIBIT B - NON-POOLED INSURANCE BUSINESS

      The Non-Pooled Insurance Business as of 12:00 a.m. on the Merger Effective Date shall be:
          A) All premiums written by the Square Deal Division of Nationwide (fka Mutual),
          B) Any premiums ceded or assumed pursuant to the Property Special Catastrophe Excess Contract, dated 01-01-93,
          C) Nationwide's net retained share of the Reinsurance Pooling Agreement dated January 1, 1994 between Nationwide, Nationwide Mutual Fire Insurance Company, Nationwide General Insurance Company, Nationwide Property and Casualty Insurance Company, Colonial Insurance Company of Wisconsin, Scottsdale Insurance Company, Employers Insurance Company of Wausau A Mutual Company, Wausau Underwriters Insurance Company Wausau General Insurance Company, Wausau Business Insurance Company, Farmland Mutual Insurance Company, Nationwide Agribusiness Insurance Company, and Scottsdale Indemnity Company.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment as of the date and year above first written.

Nationwide Mutual Insurance Company               Depositors Insurance Company
By:  _____________________________                By:  _________________________
Name:  ___________________________                Name:  _______________________
Title:  __________________________                Title:  ______________________

ALLIED Property and Casualty Insurance Company    AMCO Insurance Company
By:  _____________________________                By:  _________________________
Name:  ___________________________                Name:  _______________________
Title:  __________________________                Title:  ______________________